                               MULTIPLE CLASS PLAN

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                 (THE "ISSUERS")

SECTION 1.        ESTABLISHMENT OF PLAN
As required by Rule 18f-3 under the 1940 Act, this Plan describes the multiple class system for certain series of shares of the Issuers, including the separate class arrangements for shareholder services and/or distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges applicable to the classes. Upon the effective date of this
Plan, the Issuers elect to offer multiple classes of their shares, as described herein, pursuant to Rule 18f-3 and this Plan.

SECTION 2.        FEATURES OF THE CLASSES

a.       DIVISION INTO CLASSES. Each series of shares of the Issuers identified in SCHEDULE A attached hereto, and each series of shares of any Issuer subsequently added to this Plan (collectively, the "Funds"), may offer two or more classes of shares: the Investor Class, the Institutional
         Class and the Advisor Class. The classes that each Fund is authorized to issue pursuant to this Plan are set forth in SCHEDULE A. Shares of each class of a Fund shall represent an equal pro rata interest in such
         Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (A) each class shall have a different designation; (B) each class of shares shall bear any Class Expenses, as defined in SECTION 3D(3) below; (C) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its service arrangement; and (D)
         each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

b.       MANAGEMENT FEES.

         (1)      Investor Class Unified Fee. The Issuers of the Funds listed on
                  SCHEDULE A are each party to a Management Agreement with
                  American Century Investment Management, Inc. ("the Manager"),
                  the Funds' investment adviser, for the provision of investment advisory and management services in exchange for a single, unified fee. Such Management Agreement and such unified fee applies to each Fund's Investor Class of shares. Shares issued and outstanding prior to the effective date of this Plan shall become Investor Class shares following the effective date.

         (2)      Institutional Class Unified Fee. The Issuers of the Funds
                  listed on SCHEDULE A as being authorized to issue
                  Institutional Class shares shall enter into a Management
                  Agreement with the Manager providing for a unified fee of 20 basis points less than the existing unified fee in place for the corresponding Investor Class of such Funds, as described in each Fund's current prospectus or prospectus supplement.
                  Institutional Class shares will be made available to large institutional shareholders, such as corporations and
                  retirement plans that are not participant directed, and to other pooled accounts that meet certain investment minimums established from time to time by the Manager. Institutional
                  Class shares are not eligible for purchase by insurance
                  companies, except in connection with a product for defined benefit plans not involving a group annuity contract.

         (3)      Advisor Class Unified Fee. The Issuers of the Funds listed on
                  SCHEDULE A as being authorized to issue Advisor Class shares shall enter into a Management Agreement with the Manager
                  providing for a unified fee of 25 basis points less than the existing unified fee in place for the corresponding Investor
                  Class of such Funds, as described in each Fund's current
                  prospectus or prospectus supplement. The Advisor Class shares are intended to be sold to employer-sponsored retirement plans
                  (including participant directed plans), insurance companies, broker dealers, banks and other financial intermediaries.

c.       SHAREHOLDER SERVICES AND DISTRIBUTION SERVICES. Shares of the Advisor
         Class of each Fund are offered subject to a Master Distribution and
         Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act
         (the "12b-1 Plan") between the Issuers and the Distributor. The 12b-1
         Plan governs the imposition of fees for Shareholder Services and
         Distribution Services.

         (1)      Shareholder Services. Shareholders of the Advisor Class of
                  each Fund typically receive most or all shareholder services from independent third parties rather than from American
                  Century Services Corporation, the Funds' transfer agent. The cost of some or all of such services is borne by the
                  shareholders of the Advisor Class through the payment of the
                  Shareholder Services Fee under the 12b-1 Plan.

                  Under the 12b-1 Plan, each Fund is authorized to pay to the
                  Distributor, as compensation for shareholder service
                  activities rendered by the Manager, its affiliates, or
                  independent third party service providers, to holders of
                  shares of the Advisor Class of a Fund, a shareholder service fee at the rate of 0.25% on an annualized basis of the average net asset value of each such class of shares of the Fund (the
                  "Shareholder Services Fee").

                  Under the 12b-1 Plan, shareholder and administrative service activities may include: (A) receiving, aggregating and
                  processing purchase, exchange and redemption request from
                  beneficial owners of Advisor Class shares (including contract owners of insurance products that utilize the Funds as
                  underlying investment media) and placing purchase, exchange and redemption orders with the Distributor; (B) providing
                  shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized
                  instructions; (C) processing dividend payments from a Fund on behalf of shareholders and assisting shareholders in changing dividend options, account designations and addresses; (D)
                  providing and maintaining elective services such as check
                  writing and wire transfer services; (E) acting as sole
                  shareholder of record and nominee for beneficial owners; (F)
                  maintaining account records for shareholders; (G) issuing
                  confirmations of transactions; (H) providing subaccounting with respect to shares beneficially owned by customers or
                  providing the information to a Fund as necessary for such
                  subaccounting; (I) creating and forwarding shareholder
                  communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and
                  dividend, distribution and tax notices) to shareholders; and
                  (J) providing other similar administrative and sub-transfer agency services.

         (2)      Distribution Services. Advisor Class shares of each Fund shall pay the Distributor for "distribution expenses" incurred in connection with providing distribution services for shares of the Funds, as provided in the 12b-1 Plan, at an annual rate of
                  .25% of the average daily net assets of such class.

                  Under the Distribution Agreement, "distribution expenses"
                  include, but are not limited to, expenses incurred in
                  connection with (A) payment of sales commission, ongoing
                  commissions and other payments to brokers, dealers, financial institutions or others who sell Advisor Class shares pursuant to Selling Agreements; (B) compensation to employees of
                  Distributor who engage in or support distribution of the
                  Fund's Advisor Class shares; (C) compensation to, and expenses
                  (including overhead and telephone expenses) of, Distributor;
                  (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders;
                  (E) the preparation, printing and distribution of sales
                  literature and advertising materials provided to the Funds'
                  shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders,
                  including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors
                  about Fund shares; (H) complying with federal and state
                  securities laws pertaining to the sale of Fund Shares; (I)
                  assisting investors in completing application forms and
                  selecting dividend and other account options; (J) the
                  providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and
                  conducting of sales seminars and payments in the form of
                  transactional compensation or promotional incentives; (L)
                  profit on the foregoing; (M) the payment of "service fees", as contemplated by the Rules of Fair Practice of the National
                  Association of Securities Dealers; and (N) such other
                  distribution and services activities as the Issuers determine may be paid for by the Issuers pursuant to the terms of this
                  Agreement and in accordance with Rule 12b-1 of the 1940 Act.

SECTION 3.        ALLOCATION OF INCOME AND EXPENSES

a.       DAILY DIVIDEND FUNDS. Funds that declare distributions of net investment income daily to maintain the same net asset value per share in each class ("Daily Dividend Funds") will allocate gross income and expenses (other than Class Expenses, as defined below) to each class on the basis of "relative net assets (settled shares)". Realized and unrealized capital gains and losses will be allocated to each class on the basis of relative net assets. "Relative net assets (settled shares)," for this purpose, are net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund. Expenses to be so allocated include
         Issuer Expenses and Fund Expenses, each as defined below.

b.       NON-DAILY DIVIDEND FUNDS. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses) of each Fund, other than the Daily Dividend Funds, shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated also include
         Issuer Expenses and Fund Expenses.

c.       APPORTIONMENT OF CERTAIN EXPENSES. Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer Expenses and Fund Expenses will be allocated among the classes of shares pro rata based on their relative net asset values in relation to the net asset value of all outstanding shares in the
         Fund. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the
         Manager.

d.       DEFINITIONS.

         (1)      Issuer Expenses. "Issuer Expenses" include expenses of an
                  Issuer that are not attributable to a particular Fund or class of a Fund. Issuer Expenses include fees and expenses of those
                  Trustees/Directors who are not "interested persons" as defined in the 1940 Act ("Independent Trustees"), including counsel fees for the Independent Trustees, and certain extraordinary expenses of the Issuer that are not attributable to a
                  particular Fund or class of a Fund.

         (2)      Fund Expenses. "Fund Expenses" include expenses of an Issuer that are attributable to a particular fund but are not
                  attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes, (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

         (3)      Class Expenses. "Class Expenses" are expenses that are
                  attributable to a particular class of a Fund and shall be
                  limited to: (i) applicable unified fee; (ii) payments made pursuant to a Rule 12b-1 Plan ("12b-1 Plan Fee"); (iii)
                  payments made pursuant to the shareholder Services Plan; and
                  (iv) certain extraordinary expenses of an Issuer or Fund that are attributable to a particular class of a Fund.

         (4)      Extraordinary Expenses. "Extraordinary expenses" shall be
                  allocated as an Issuer Expense, a Fund Expense or a Class
                  Expense in such manner and utilizing such methodology as the
                  Manager shall reasonably determine, which determination shall be subject to ratification or approval of the Board of
                  Trustees/Directors and shall be consistent with applicable legal principles and requirements under the 1940 Act and the
                  Internal Revenue Code, as amended. the Manager shall report to the Board of Trustees/Directors quarterly regarding those
                  extraordinary expenses that have been allocated as Class
                  Expenses. Any such allocations shall be reviewed by, and
                  subject to the approval of, the Board of Trustees/Directors.

SECTION 4.        EXCHANGE PRIVILEGES
Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders may (i) exchange shares of one class of a Fund for shares of the same class of another Fund, (ii) exchange Investor Class shares for shares of any fund within the American Century family of funds that only offers a single class of shares (a "Single Class Fund"), and (iii) exchange shares of any Single
Class Fund for Investor Class shares of another Fund, provided that the amount to be exchanged meets the applicable minimum investment requirements and the shares to be acquired in the exchange are qualified for sale in the stockholder's state of residence.

SECTION 5.        CONVERSION FEATURES
Conversions from one class of shares into another class of shares are not permitted; provided, however, that if a shareholder of a particular class is no longer eligible to own shares of that class, such shareholders' shares will be converted to shares of the same Fund but of another class in which such shareholder is eligible to invest. Similarly, if a shareholder becomes eligible to invest in shares of another class that has lower expenses than the class in which such shareholder is invested, such shareholder may be eligible to convert into shares of the same Fund but of the class with the lower expenses.

SECTION 6.        QUARTERLY AND ANNUAL REPORTS
The Board of Trustees/Directors shall receive quarterly and annual reports concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the reports, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Board of Trustees/Directors to justify any fee attributable to that class. The reports, including the allocations upon which they are based, shall be subject to the review and approval of the
Independent Trustees of the Issuers who have no direct or indirect financial interest in the operation of this Plan in the exercise of their fiduciary duties.

SECTION 7.        WAIVER OR REIMBURSEMENT OF EXPENSES
Expenses may be waived or reimbursed by any adviser to the Issuers, by the
Issuers' underwriter or by any other provider of services to the Issuers without the prior approval of the Issuers' Board of Trustees/Directors, provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

SECTION 8.        EFFECTIVENESS OF PLAN
Upon receipt of approval by votes of a majority of both (a) the Board of
Trustees/Directors of the Issuers and (b) the Independent Trustees, this Plan shall become effective October 1, 1997.

SECTION 9.        MATERIAL MODIFICATIONS
This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in SECTION 8 herein.

         IN WITNESS WHEREOF, the Issuers have adopted this Multiple Class Plan as of the 1st day of August, 1997.

                                     American Century California Tax-Free and
                                        Municipal Funds
                                     American Century Government Income Trust
                                     American Century International Bond Funds
                                     American Century Investment Trust
                                     American Century Municipal Trust
                                     American Century Target Maturities Trust
                                     American Century Quantitative Equity Funds
Attest:

/s/ Douglas A. Paul                  /s/ James M. Benham
-------------------                  -------------------
DOUGLAS A. PAUL                      JAMES M. BENHAM
Secretary                            President and Chief Executive Officer

                                                    SCHEDULE A
                               FUNDS COVERED BY MULTICLASS PLAN DATED AUGUST 1, 1997

--------------------------------------------------- --------------- ------------- -----------------
                                                       Investor       Advisor      Institutional
Fund                                                    Class          Class           Class
American Century Equity Growth Fund                       X              X               X
American Century Global Gold Fund                         X              X
American Century Global Natural Resources Fund            X              X
American Century Income & Growth Fund                     X              X               X
American Century Utilities Fund                           X              X
Benham GNMA Fund                                          X              X
Benham Inflation-Adjusted Treasury Fund                   X              X
Benham Government Agency Money Market Fund                X              X
Benham Intermediate-Term Treasury Fund                    X              X
Benham International Bond Fund                            X              X
Benham Long-Term Treasury Fund                            X              X
Benham Short-Term Government Fund                         X              X
Benham Short-Term Treasury Fund                           X              X
Benham Target Maturities Trust:  2000                     X              X
Benham Target Maturities Trust:  2005                     X              X
Benham Target Maturities Trust:  2010                     X              X
Benham Target Maturities Trust:  2015                     X              X
Benham Target Maturities Trust:  2020                     X              X
Benham Target Maturities Trust:  2025                     X              X
--------------------------------------------------- --------------- ------------- -----------------

---------------------------------------------------------------------------------------------------
DATED:  AUGUST 1, 1997                               AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                                        MUNICIPAL FUNDS
                                                     AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                                     AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                                     AMERICAN CENTURY INVESTMENT TRUST
                                                     AMERICAN CENTURY MUNICIPAL TRUST
                                                     AMERICAN CENTURY TARGET MATURITIES TRUST
                                                     AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

/s/ Douglas A. Paul
-------------------
DOUGLAS A. PAUL
Vice President and Secretary